Exhibit 99.1

Classification: DCL-Internal
N E W S R E L E A S E

FOR IMMEDIATE RELEASE

JUNE 28, 2020

CHESAPEAKE ENERGY CORPORATION COMMENCES
VOLUNTARY CHAPTER 11 PROCESS

•	Restructuring Process Designed to Align Balance Sheet and Capital Structure with Strong Operating Platform and Diverse Asset Portfolio

•	Will Continue to Operate in the Ordinary Course throughout Restructuring Process

•	Obtains Commitments for $925 Million in DIP Financing to Support Operations; Seeks Court Authorization for Post-Petition Payments for Owner Royalties, Wages and Benefits, Vendors and Suppliers

•	Restructuring Support Agreement Executed with a Majority of the Company’s Creditors to Eliminate Approximately $7 Billion of Debt

•	Secures $600 Million Commitment of New Equity in the Company as Part of Comprehensive Exit Financing

OKLAHOMA CITY, June 28, 2020 – Chesapeake Energy Corporation (NYSE:CHK) today announced that the Company has voluntarily filed for Chapter 11 protection in the U.S. Bankruptcy Court for the Southern District of Texas (“the Court”) to facilitate a comprehensive balance sheet restructuring. Chesapeake intends to use the proceedings to strengthen its balance sheet and restructure its legacy contractual obligations to achieve a more sustainable capital structure. Chesapeake will operate in the ordinary course during the Chapter 11 process.

Chesapeake entered into a Restructuring Support Agreement (“RSA”) with 100% of the lenders under its revolving credit facility, holders of approximately 87% of the obligations under its Term Loan Agreement, approximately 60% of its senior secured second lien notes due 2025, and approximately 27% of its senior unsecured notes, pursuant to which Chesapeake will implement a Chapter 11 plan of reorganization to eliminate approximately $7 billion of debt.

As part of the RSA, the Company has secured $925 million in debtor-in-possession (“DIP”) financing from certain lenders under Chesapeake’s revolving credit facility, which will be available upon Court approval. The financing package will provide Chesapeake the capital necessary to fund its operations during the Court-supervised Chapter 11 reorganization proceedings. The Company and certain lenders under Chesapeake’s revolving credit facility have also agreed to the principal terms of a $2.5 billion exit financing, consisting of a new $1.75 billion revolving credit facility and a new $750 million term loan.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Additionally, the Company has the support of its term loan lenders and secured note holders to backstop a $600 million rights offering upon exit.

Doug Lawler, Chesapeake's President and Chief Executive Officer, stated, “We are fundamentally resetting Chesapeake’s capital structure and business to address our legacy financial weaknesses and capitalize on our substantial operational strengths. By eliminating approximately $7 billion of debt and addressing the legacy contractual obligations that have hindered our performance, we are positioning Chesapeake to capitalize on our diverse operating platform and proven track record of improving capital and operating efficiencies and technical excellence. With these demonstrated strengths, and the benefit of an appropriately sized capital structure, Chesapeake will be uniquely positioned to emerge from the Chapter 11 process as a stronger and more competitive enterprise.”

Lawler added, “In addition to securing financing to fund our ongoing operations and facilitate our exit from this process, we are pleased to have the support of our term loan lenders and secured note holders to backstop a $600 million rights offering, demonstrating their confidence in Chesapeake’s operating platform and future. We deeply appreciate the hard work and commitment of our employees, who remain focused on safely and efficiently executing our business. We look forward to working productively with our suppliers, business partners and all stakeholders throughout this process.”

Lawler concluded, “Over the last several years, our dedicated employees have transformed Chesapeake’s business — improving capital efficiency and operational performance, eliminating costs, reducing debt and diversifying our portfolio. Despite having removed over $20 billion of leverage and financial commitments, we believe this restructuring is necessary for the long-term success and value creation of the business.”

Chesapeake has filed customary motions with the Court seeking a variety of “first-day” relief, including authority to pay owner royalties, employee wages and benefits, and certain vendors and suppliers in the ordinary course for goods and services provided.

Additional information regarding Chesapeake’s Chapter 11 filing will be available at http://www.chk.com/restructuring-information. Court filings and information about the claims process are available at https://dm.epiq11.com/chesapeake. Questions should be directed to the Company’s claims agent by email to chesapeakeinfo@epiqglobal.com or by phone at 855-907-2082 (toll free) or 503-520-4448 (toll).

The entities included in the filing are: Chesapeake Energy Corporation; Brazos Valley Longhorn Finance Corp.; Brazos Valley Longhorn, LLC; Burleson Sand LLC; Burleson Water Resources, LLC; Chesapeake AEZ Exploration, L.L.C.; Chesapeake Appalachia, L.L.C.; Chesapeake E&P Holding, L.L.C.; Chesapeake Energy Louisiana, LLC; Chesapeake Energy Marketing, L.L.C.; Chesapeake Exploration, L.L.C.; Chesapeake Land Development Company, L.L.C.; Chesapeake Louisiana, L.P.; Chesapeake Midstream Development, L.L.C.; Chesapeake NG Ventures Corporation; Chesapeake Operating, L.L.C.; Chesapeake Plains, LLC; Chesapeake Royalty, L.L.C.; Chesapeake VRT, L.L.C.; Chesapeake-Clements Acquisition, L.L.C.; CHK Energy Holdings, Inc.; CHK NGV Leasing Company, L.L.C.; CHK Utica, L.L.C.; Compass Manufacturing, L.L.C.; EMLP, L.L.C.; Empress Louisiana Properties, L.P.; Empress, L.L.C.; Esquisto Resources II, LLC; GSF, L.L.C.; MC Louisiana Minerals, L.L.C.; MC Mineral Company, L.L.C.; MidCon Compression, L.L.C.; Nomac Services, L.L.C.; Northern Michigan Exploratory Company, L.L.C.; Petromax E&P Burleson, LLC; Sparks Drive SWD, Inc.; WHE AcqCo., LLC; WHR Eagle Ford LLC; WildHorse Resources II, LLC; WildHorse Resources Management Company, LLC; and Winter Moon Energy Corporation.

Kirkland & Ellis LLP is serving as legal counsel, Alvarez & Marsal is serving as restructuring advisor, Rothschild & Co and Intrepid Financial Partners are serving as financial advisors, and Reevemark is serving as communications advisor to the Company.

Wachtell, Lipton, Rosen & Katz is serving as legal counsel to the Company’s Board of Directors.

Sidley Austin LLP is serving as legal counsel, RPA Advisors, LLC is serving as financial advisor, and Houlihan Lokey Capital, Inc. is serving as investment banker to MUFG Union Bank, N.A., the DIP facility agent and exit facilities agent.

Davis Polk & Wardell LLP and Vinson & Elkins L.L.P. are serving as co-legal counsel and Perella Weinberg Partners and Tudor, Pickering, Holt & Co. are serving as investment bankers to an ad hoc group of the Company’s first lien last out term loan lenders.

Akin Gump Strauss Hauer & Feld LLP is serving as legal counsel, FTI Consulting, Inc. is serving as financial advisor, and Moelis & Company LLC is serving as investment banker to Franklin Advisers, Inc.

Headquartered in Oklahoma City, Chesapeake Energy Corporation's (NYSE: CHK) operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements regarding: (i) the effect of the Chapter 11 reorganization and sufficiency of the financing package; (ii) our ability to continue implementing operating efficiencies and technical developments; and (iii) our ability to capitalize on the reorganization and emerge as a stronger and more competitive enterprise. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under "Risk Factors" in Item 1A of our annual report on Form 10-K for the year ended December 31, 2019. Chesapeake undertakes no obligation to release publicly any revisions to any forward looking statements, to report events or to report the occurrence of unanticipated events.

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